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                                                                    Exhibit 99.1


                           CORNERSTONE PROPERTIES INC.
                          PROPERTY DEVELOPMENT SUMMARY

========================================================================================================================
   Asset                   Size         Construction     Total      Actual Cost  Projected Cost Leasing  Expected  GAAP
                                     ------------------  Estimated  as of        to Complete    Status   Return    Return
                                                         Costs(**)  12/31/99                    as of    (***)
                                                                                                3/30/00
                                     Start   Estimated
                                             Placed in
                                             Service
                                             Date(*)
========================================================================================================================
(1)U.S. Banc Corp          929,000   4/98     2Q 00      $168,000     $168,000   $167,832,000   79.0%    9.30%     9.3%
   Center,
   Minneapolis, MN

========================================================================================================================
(2)Seaport Plaza,          160,000   8/99     4Q 00   $40,100,000  $17,029,000    $23,071,000  100.0%   12.21%    14.0%
   Redwood City, CA
========================================================================================================================
(3)Parkside Towers,        398,000  1Q 00     4Q 01  $132,300,000  $38,437,000    $93,863,000     96%   14.50%    17.5%
   Foster City, CA
========================================================================================================================
(4)First and Howard,     1,169,000   6/00       tbd  $365,000,000   $2,571,000   $362,429,000    0.0%   10.90%    11.8%
   San Francisco, CA
========================================================================================================================
(5)Concar,                 200,000   4/00     3Q 01   $52,300,000   $1,598,000    $50,702,000    0.0%   13.60%    18.6%
   San Mateo, CA
========================================================================================================================
(6)Ferry Building,         216,000   1/01     3Q 02   $57,400,000   $2,766,000    $54,634,000    0.0%   13.20%    14.2%
   San Francisco, CA
========================================================================================================================
(7)Larkspur Landing,       168,000   4/02     2Q 03   $43,300,000     $498,000    $42,802,000    0.0%   10.70%    11.4%
   Larkspur, CA
========================================================================================================================

========================================================================================================================
   TOTAL                 3,240,000                   $858,400,000  $63,067,000   $795,333,000
========================================================================================================================

Notes:

(1)  Take-out Project: Pre-sale with the Ryan Companies.

(2) Wholly-owned: 100% pre-leased to a public software company for a twelve year lease term.

(3) Wholly-owned: Project features 381,000 rsf office, 17,000 retail, three levels of parking and a once-acre park. 100% of office space has been leased to a public software company.

(4) Joint Venture: the First & Howard urban campus will consist of 4 separate buildings. Each of the phases will involve one or two JV partners. The Cornerstone weighted average ownership of the entire project is anticipated to be 68%.

(5) Wholly-owned: 69-year ground lease with a participation feature. The completion costs above assumes an imputed land value of $7.5 million.

(6) Joint Venture: Ferry Building is a 65 year master lease that provides for a 50% participation to the Port after receipt by Cornerstone of an 11% return on equity.

(7) Joint Venture: Larkspur Landing is a joint venture project with Campus Properties which will include two office buildings, a hotel and a shared parking facility. The joint venture expects to sell off the hotel portion of the property. Campus will receive a promoted share of the cash flow above a cumulative preferred return to equity. After 5 years, Cornerstone has the option to acquire Campus' position by capitalizing the then-current rent and paying Campus its share of the value in excess of costs.

* The estimated placed in service date represents the date the certificate of occupancy has been or is anticipated to be obtained. Subsequent to obtaining the certificate of occupancy, the property will undergo a lease up period, if it is not 100% pre-leased.

** Total estimated costs include amounts attributable to tenanting the property.

***  Before any partnership cash flow splits.


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     This website contains forward-looking statements within the meaning of the
Federal securities laws. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, that could cause the actual results, performance or achievements of Cornerstone to differ materially from those reflected in such forward-looking statements. Information contained in this website regarding current and future market conditions is based on Cornerstone's assessment of real estate markets as of this date and is subject to the uncertainties inherent in such an assessment. In particular, but not exclusively, national and regional economic conditions, the rate of new construction, and demand and supply in a given market will affect leasing activity, projected rents and the cost of lease renewals. Please see our SEC 10-Q and 10-K filings for updates to this list of risks and uncertainties.